UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2015

PetMed Express, Inc.
 (Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1441 S.W. 29th Avenue,  Pompano Beach, FL  33069

(Address of principal executive offices) (Zip Code)

(954) 979-5995

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

PetMed Express, Inc. (the “Company”, “we”, or “our”) held its Annual Meeting of Stockholders in Ft. Lauderdale, Florida on July 24, 2015.  Stockholders voted on the following proposals:

1.

To elect five Directors to the Board of Directors for a one-year term expiring in 2016;

2.

To conduct an advisory (non-binding) vote on executive compensation;

3.

To ratify the appointment of McGladrey LLP, as the independent registered public accounting firm for the Company to serve for the 2016 fiscal year;

4.

To approve the 2015 Employee Equity Restricted Stock Plan; and

5.

To approve the 2015 Outside Director Restricted Stock Plan.

With a majority of the outstanding shares voting either by proxy or in person, our stockholders approved four of the five proposals, with voting as follows:

Proposal 1:

	For	Abstain/Withhold	Broker Non-Vote

Election of Directors:
Menderes Akdag	11,767,900	183,514	6,062,084
Frank J. Formica	10,709,534	1,241,880	6,062,084
Gian M. Fulgoni	10,796,143	1,155,271	6,062,084
Ronald J. Korn	10,776,367	1,175,047	6,062,084
Robert C. Schweitzer	10,790,209	1,161,205	6,062,084

Proposal 2:

Approval of the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders (advisory non-binding vote).

Shares For	Shares Against	Abstain	Broker Non-Vote

11,559,436	320,671	71,306	6,062,085

Proposal 3:

To ratify the appointment of McGladrey LLP as the independent registered public accounting firm for the Company to serve for the 2016 fiscal year.

Shares For	Shares Against	Abstain	Broker Non-Vote

17,746,913	192,199	74,386	0

Proposal 4:

To approve the 2015 Employee Equity Compensation Restricted Stock Plan

Shares For	Shares Against	Abstain	Broker Non-Vote

3,167,196	8,332,045	452,170	6,062,087

Proposal 5:

To approve the 2015 Outside Director Equity Compensation Restricted Stock Plan

Shares For	Shares Against	Abstain	Broker Non-Vote

7,408,925	4,076,614	465,872	6,062,087

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2015

PETMED EXPRESS, INC.

By:	/s/ Bruce S. Rosenbloom
Name:	Bruce S. Rosenbloom
Title:	Chief Financial Officer